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                                                                     Exhibit 8.2


                    [WEIL, GOTSHAL & MANGES LLP LETTERHEAD]


                                November 9, 2005



Board of Directors
EpiCept Corporation
270 Sylvan Avenue
Englewood Cliffs, NJ 07632

Ladies and Gentlemen:

      We have acted as counsel to EpiCept Corporation, a Delaware corporation ("EpiCept"), in connection with the proposed merger (the "Merger") of Magazine Acquisition Corp. ("Merger Sub"), a Delaware corporation and a direct wholly-owned subsidiary of EpiCept, with and into Maxim Pharmaceuticals, Inc., a Delaware corporation ("Maxim"), pursuant to the Agreement and Plan of Merger dated as of September 6, 2005 by and among EpiCept, Merger Sub and Maxim (the "Merger Agreement"). Unless otherwise indicated, capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement. This opinion letter is being delivered in connection with, and as of the date of the filing with the Securities and Exchange Commission of, EpiCept registration statement on Form S-4 relating to the Merger (including the Proxy Statement/Prospectuses, the "Registration Statement") to which this opinion appears as an exhibit.

      In rendering our opinion set forth below, we have examined (without any independent investigation or verification) and relied upon the facts, information, representations, covenants and agreements contained in (i) the Merger Agreement, including representations and covenants of EpiCept, Merger Sub and Maxim; (ii) the Registration Statement; and (iii) such other instruments and documents related to the formation, organization and operation of EpiCept, Merger Sub and Maxim and related to the consummation of the Merger as we have deemed necessary or appropriate. In addition, we have relied upon (without independent investigation or verification) the
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WEIL, GOTSHAL & MANGES LLP

November 9, 2005
Page 2


accuracy of (i) the representations made by EpiCept, on behalf of itself and Merger Sub, set forth in the Certificate delivered to us by EpiCept, dated November 9, 2005, and (ii) the representations made by Maxim set forth in the Certificate delivered to us by Maxim, dated November 9, 2005 (together, the "Certificates").

      In rendering our opinion, we have assumed that (i) the Registration Statement, the Merger Agreement and the Certificates reflect all the material facts relating to the Merger, EpiCept, Merger Sub and Maxim, (ii) the Merger will qualify as a statutory merger under the laws of the State of Delaware,
(iii) any statement made "to the knowledge of" or similarly qualified is correct without such qualification, (iv) as to all matters as to which any person or entity represents that it is not a party to, does not have or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement, and (v) the Merger will be consummated in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy and completeness of the statements, representations, covenants and agreements made by EpiCept, Merger Sub and Maxim (including those set forth in the Certificates). Any change or inaccuracy in the facts referred to, set forth or assumed herein, in the Registration Statement, the Merger Agreement or in the Certificates may affect the conclusions stated herein.

      We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

      Based upon the facts and statements set forth above, the applicable law in effect on the date hereof, our examination and review of the documents referred to above and subject to the assumptions set forth above and qualifications set forth below, we hereby confirm, as of the date hereof, that the discussion included in the Registration Statement under the caption "THE MERGER - MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER," insofar as it constitutes statements of law or legal conclusions and except to the extent qualified therein, accurately describes in all material respects the material U.S. federal income tax consequences to holders of Maxim common stock.

      Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law in effect on the date hereof, any of which may be changed at any time with retroactive effect. Any
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WEIL, GOTSHAL & MANGES LLP

November 9, 2005
Page 3


change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed on any matter other than those specifically covered by the foregoing opinion. Moreover, there can be no assurance that our opinion will be accepted by the IRS or, if challenged by the IRS, by a court.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm therein under the headings "THE MERGER - MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" and "LEGAL MATTERS." This opinion is rendered solely for your benefit in connection with the transactions described above. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.



                                                 Very truly yours,

                                                 /s/ Weil, Gotshal & Manges LLP